CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Flora Growth Corp. of our report dated March 24, 2025, relating to the consolidated financial statements of Flora Growth Corp., filed with the Securities and Exchange Commission on November 18, 2025.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

November 18, 2025